Exhibit 20.1

EXECUTION VERSION

INSTRUMENT OF APPOINTMENT AND ACCEPTANCE

OF SUCCESSOR SECURITIES ADMINISTRATOR

This Instrument of Appointment and Acceptance of Successor Securities Administrator (the “Agreement”), dated as of January 1, 2014, is by and among SEQUOIA RESIDENTIAL FUNDING, INC., as depositor (the “Depositor”), CITIBANK, N.A. (“Citibank”), as successor securities administrator (the “Successor Securities Administrator”), as successor Rule 17g-5 information provider (the “Successor Rule 17g-5 Information Provider”), as successor certificate registrar (the “Successor Certificate Registrar”), as successor paying agent (the “Successor Paying Agent”) and as successor authenticating agent (the “Successor Authenticating Agent”), WELLS FARGO BANK, N.A. (“Wells Fargo”), as predecessor securities administrator (the “Predecessor Securities Administrator”), as predecessor Rule 17g-5 information provider (the “Predecessor Rule 17g-5 Information Provider”), as predecessor certificate registrar (the “Predecessor Certificate Registrar”), as predecessor paying agent (the “Predecessor Paying Agent”) and as predecessor authenticating agent (the “Predecessor Authenticating Agent”), and CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB (“Christiana Trust”), as trustee (the “Trustee”) and is entered into by the parties pursuant to the terms of the Pooling and Servicing Agreement, dated as of January 1, 2013 (as amended, the “Pooling Agreement”), by and among the Depositor, Wells Fargo, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), and the Trustee for the holders of the Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, Series 2013-2. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling Agreement.

For purposes of clarification, the resignation of Wells Fargo as Securities Administrator (which includes the Securities Administrator in its capacity as Rule 17g-5 Information Provider), Certificate Registrar, Paying Agent and Authenticating Agent effected pursuant to that separate Notice of Resignation dated as of October 28, 2013 and effective as of December 31, 2013, shall be deemed to occur at the last moment of time on December 31, 2013, and the appointment of Citibank, N.A. as Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent hereunder shall be deemed to occur at the first moment of time on January 1, 2014.

WITNESSETH

WHEREAS, pursuant to that Notice of Resignation dated as of October 28, 2013 and effective as of December 31, 2013, Wells Fargo resigned as Securities Administrator (which includes the Securities Administrator in its capacity as Rule 17g-5 Information Provider), Certificate Registrar, Paying Agent and Authenticating Agent, in each case, under the Pooling Agreement; and

WHEREAS, the Depositor desires to appoint Citibank as Successor Securities Administrator and Successor Rule 17g-5 Information Provider, and Citibank desires to accept its appointment as Successor Securities Administrator and Successor Rule 17g-5 Information Provider, effective as of the date hereof;

WHEREAS, the Trustee desires to appoint Citibank as Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, and Citibank desires to accept its appointment as Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, in each case, effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment and Acceptance. In connection with the resignation of Wells Fargo as Securities Administrator (which includes the Securities Administrator in its capacity as Rule 17g-5 Information Provider), the Depositor hereby appoints Citibank as Successor Securities Administrator and Successor Rule 17g-5 Information Provider pursuant to Section 6.06 of the Pooling Agreement, and Citibank hereby acknowledges and accepts such appointment pursuant to Section 6.07 of the Pooling Agreement, in each case effective as of the date hereof. The parties hereto agree that on the date hereof, Citibank, as Successor Securities Administrator and Successor Rule 17g-5 Information Provider, shall become fully vested with all the rights, powers, duties and obligations of, and each of the Successor Securities Administrator and Successor Rule 17g-5 Information Provider hereby assumes all of the respective duties and obligations of, the Securities Administrator and Rule 17g-5 Information Provider under the Pooling Agreement, with like effect as if originally named Securities Administrator and Rule 17g-5 Information Provider therein.

In connection with the resignation of Wells Fargo as Certificate Registrar under the Pooling Agreement, the Trustee hereby appoints Citibank as Successor Certificate Registrar pursuant to Section 3.02 of the Pooling Agreement, and Citibank hereby acknowledges and accepts such appointment pursuant to Section 3.02 of the Pooling Agreement, in each case effective as of the date hereof. The parties hereto agree that as of the date hereof, Citibank, as Successor Certificate Registrar, shall become fully vested with all the rights, powers, duties and obligations of, and the Successor Certificate Registrar hereby assumes all of the duties and obligations of, the Certificate Registrar under the Pooling Agreement, with like effect as if originally named Certificate Registrar therein.

In connection with the resignation of Wells Fargo as Paying Agent under the Pooling Agreement, the Trustee hereby appoints Citibank as Successor Paying Agent pursuant to Section 3.08 of the Pooling Agreement, and Citibank hereby acknowledges and accepts such appointment pursuant to Section 3.08 of the Pooling Agreement, in each case effective as of the date hereof. Citibank as Successor Paying Agent hereby agrees to hold all sums held by it for payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. The parties hereto agree that as of the date hereof, Citibank, as Successor Paying Agent, shall become fully vested with all the rights, powers, duties and obligations of, and the Successor Paying Agent hereby assumes all of the duties and obligations of, the Paying Agent under the Pooling Agreement, with like effect as if originally named Paying Agent therein.

In connection with the resignation of Wells Fargo as Authenticating Agent under the Pooling Agreement, the Trustee hereby appoints Citibank as Successor Authenticating Agent pursuant to Section 6.10 of the Pooling Agreement, and Citibank hereby acknowledges and accepts such appointment pursuant to Section 6.10 of the Pooling Agreement, in each case effective as of the date hereof. The parties hereto agree that as of the date hereof, Citibank, as Successor Authenticating Agent, shall become fully vested with all the rights, powers, duties and obligations of, and the Successor Authenticating Agent hereby assumes all of the duties and obligations of, the Authenticating Agent under the Pooling Agreement, with like effect as if originally named Authenticating Agent therein.

2. Eligibility. Pursuant to Section 6.07(b) of the Pooling Agreement, Citibank hereby represents and warrants that as of the date hereof it is eligible to serve as Successor Securities Administrator under the provisions of Section 6.05 of the Pooling Agreement. Pursuant to Section 3.02 of the Pooling Agreement, Citibank hereby represents and warrants that as of the date hereof it is eligible to serve as Successor Certificate Registrar under the provisions of Section 3.02 of the Pooling Agreement. Pursuant to Section 3.08 of the Pooling Agreement, Citibank hereby represents and warrants that as of the date hereof it is eligible to serve as Successor Paying Agent under the provisions of Section 3.08 of the Pooling Agreement. Pursuant to Section 6.10(c) of the Pooling Agreement, Citibank hereby represents and warrants that as of the date hereof it is eligible to serve as Successor Authenticating Agent under the provisions of Section 6.10 of the Pooling Agreement.

3. Representations and Warranties of Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent. Each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent represents and warrants as follows:

(a) As of the date hereof, it has delivered to the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable, any documents in its possession required to be delivered to the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable;

(b) (i) To its knowledge, no Event of Default and no event which with the giving of notice or lapse of time, or both, would become an Event of Default, exists under the Pooling Agreement, (ii) it is in compliance with each of its obligations and responsibilities under the Pooling Agreement, (iii) to its knowledge, no covenant or condition contained in the Pooling Agreement has been waived by the percentage in Aggregate Voting Interests of Certificateholders required by the Pooling Agreement to effect any such waiver, and (iv) there is no action, suit or proceeding pending or threatened against it before any court or governmental authority arising out of any action or omission by it under the Pooling Agreement;

(c) This Agreement has been duly authorized, executed and delivered on behalf of each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) The resignation of each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent is in accordance with the terms of the Pooling Agreement, and all conditions precedent required of the each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent relating to the appointment of each of the Successor Securities Administrator as successor Securities Administrator, the Successor Rule 17g-5 Information Provider as successor Rule 17g-5 Information Provider, the Successor Certificate Registrar as successor Certificate Registrar, Successor Paying Agent as successor Paying Agent and Successor Authenticating Agent as successor Authenticating Agent, as applicable, under the Pooling Agreement have been complied with by each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent, as applicable;

(e) As set forth in Sections 6.22(b), 6.23(d) and 6.24(d) of the Pooling Agreement, the Predecessor Securities Administrator will provide or cause to be provided, in March 2014 and in accordance with the terms of the Pooling Agreement, an Item 1123 Certificate, an Assessment of Compliance and an Accountant’s Attestation, in each case covering the 2013 calendar year;

(f) The Predecessor Securities Administrator agrees that it will cooperate with the Successor Securities Administrator in connection with the Successor Securities Administrator’s obligations under Section 6.20 of the Pooling Agreement to prepare and file any tax returns on behalf of the Trust covering the 2013 calendar year; and

(g) Each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent has performed all of the duties and obligations to be performed by the Pooling Agreement prior to the appointment of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable, becoming effective pursuant to and in accordance with the terms hereof.

4. Representations, Warranties and Covenants of Depositor. The Depositor hereby represents, warrants and covenants as follows:

(a) The Depositor is a corporation duly and validly organized and existing pursuant to the laws of the State of Delaware;

(b) The Pooling Agreement was validly and lawfully executed and delivered by the Depositor;

(c) (i) To its knowledge, no Event of Default and no event which with the giving of notice or lapse of time, or both, would become an Event of Default, exists under the Pooling Agreement, (ii) it is in compliance with each of its obligations and responsibilities under the Pooling Agreement, (iii) to its knowledge, no covenant or condition contained in the Pooling Agreement has been waived by the percentage in Aggregate Voting Interests of Certificateholders required by the Pooling Agreement to effect any such waiver, and (iv) there is no action, suit or proceeding pending or threatened against it before any court or governmental authority arising out of any action or omission under the Pooling Agreement;

(d) The Depositor has performed or fulfilled prior to the date hereof, and will continue to perform and fulfill after the date hereof, each covenant, agreement, condition, obligation and responsibility applicable to it under the Pooling Agreement;

(e) All conditions precedent required of the Depositor relating to the appointment of the Successor Securities Administrator as successor Securities Administrator under the Pooling Agreement have been complied with by the Depositor; and

(f) This Agreement has been duly authorized, executed and delivered on behalf of the Depositor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law).

5. Representations, Warranties and Covenants of Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent. Each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent hereby represents, warrants and covenants as follows:

(a) Each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent will perform and fulfill on and after the date hereof, each covenant, agreement, condition, obligation and responsibility of each of the Securities Administrator, Rule 17g-5 Information Provider, Certificate Registrar, Paying Agent and Authenticating Agent, as applicable, under the Pooling Agreement;

(b) This Agreement has been duly authorized, executed and delivered on behalf of each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject to (i) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law); and

(c) All conditions precedent required of each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent relating to the appointment of each of the Successor Securities Administrator as successor Securities Administrator, the Successor Rule 17g-5 Information Provider as successor Rule 17g-5 Information Provider, the Successor Certificate Registrar as successor Certificate Registrar, the Successor Paying Agent as successor Paying Agent and the Successor Authenticating Agent as successor Authenticating Agent, as applicable, under the Pooling Agreement have been complied with by each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable.

6. Notice.

(a) Each of the Predecessor Securities Administrator, Predecessor Certificate Registrar and Predecessor Authenticating Agent, as applicable, agrees to provide, or cause to be provided:

i. the notice required under Section 6.06(a) of the Pooling Agreement regarding the resignation of the Predecessor Securities Administrator to the Depositor, the Trustee and the Master Servicer;

ii. the notice required under Section 3.02 of the Pooling Agreement regarding the resignation of the Predecessor Certificate Registrar to the Depositor, the Trustee and the Master Servicer;

iii. the notice required under Section 6.10(c) of the Pooling Agreement regarding the resignation of the Predecessor Authenticating Agent to the Depositor and the Trustee;

iv. the notice of the appointment of the Successor Securities Administrator to the Certificateholders and the Rating Agencies, as required under Section 6.07(c) of the Pooling Agreement; and

v. on behalf of the Successor Securities Administrator, the notice required under Section 6.06(a) of the Pooling Agreement regarding the change of Securities Administrator to each Rating Agency through the Rule 17g-5 Information Provider, the Servicers, the Servicing Administrator and the Master Servicer.

(b) The Trustee agrees to provide, or cause to be provided:

i. the notice of the appointment of the Successor Certificate Registrar to the Certificateholders, the Depositor and the Master Servicer, as required under Section 3.02 of the Pooling Agreement; and

ii. the notice of the appointment of the Successor Authenticating Agent to the Certificateholders and the Depositor, as required under Section 6.10(c) of the Pooling Agreement.

7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8. Effect on Pooling Agreement. In no event shall this Agreement be construed as a modification, waiver or amendment of the terms of the Pooling Agreement.

9. Corporate Trust Office. References in the Pooling Agreement to the “Corporate Trust Office” and the address of the Securities Administrator and Certificate Registrar in Section 11.07 of the Pooling Agreement shall be deemed to refer, as of the date hereof, to the corporate trust office of the Successor Securities Administrator and the Successor Certificate Registrar, which is presently located at (i) with respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention – Citibank Agency & Trust, Sequoia Mortgage Trust 2013-2, and (ii) with respect to the Securities Administrator, Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Citibank Agency & Trust – Sequoia Mortgage Trust 2013-2 telecopy no.: (212) 816-5527.

10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, regardless of whether delivered in physical or electronic form, but which together shall be deemed to constitute one and the same instrument.

11. Limitation on Liability. The parties hereto agree that this Agreement does not constitute an assumption by the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent or Successor Authenticating Agent of any liability of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent or Predecessor Authenticating Agent, as applicable, arising out of any action or inaction by the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent, as applicable, under the Pooling Agreement prior to the date hereof.

12. Delivery of Documents. Each of the Predecessor Securities Administrator, Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent hereby agrees promptly to provide to each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider,

Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable, all documents, files, and other materials in its possession which are necessary for each of the Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable, to perform its duties as Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent, as applicable.

13. Submission to Jurisdiction and Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. No partnership or joint venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of any other. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

15. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

16. Rules of Construction. Unless the context otherwise requires, (a) words in the singular include the plural, and words in the plural include the singular and (b) “including” means, where not already so indicated, “including without limitation.” Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” “Herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. All references in this Agreement to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SEQUOIA RESIDENTIAL FUNDING, INC. as Depositor

By:	/s/ John Isbrandtsen
Name:	John Isbrandtsen
Title:	Authorized Officer

CITIBANK, N.A. as Successor Securities Administrator, Successor Rule 17g-5 Information Provider, Successor Certificate Registrar, Successor Paying Agent and Successor Authenticating Agent

By:	/s/ Karen Schluter
Name:	Karen Schluter
Title:	Vice President

WELLS FARGO BANK, N.A.

as Predecessor Securities Administrator,

Predecessor Rule 17g-5 Information Provider, Predecessor Certificate Registrar, Predecessor Paying Agent and Predecessor Authenticating Agent

By:	/s/ Carol Tracey
Name:	Carol Tracey
Title:	Vice President

Signature Page – Instrument of Appointment – SEMT 2013-2

CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB

not in its individual capacity but solely as Trustee for the holders of the Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, Series 2013-2

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart
Title:	AVP

Signature Page – Instrument of Appointment – SEMT 2013-2